 Ex. 99.28(d)(50)(xviii)

Amendment

to Sub-Advisory Agreement

Between Jackson National Asset Management, LLC

and WCM Investment Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and WCM Investment Management, LLC, a Delaware limited liability company and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Investment Sub-Advisory Agreement effective as of September 13, 2021 wherein the August 13, 2018 Agreement, as amended, was incorporated by reference (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (each, a “Fund”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay sub-advisory fees as set forth on Schedule B of the Agreement to the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser, and the Sub-Adviser agreed to accept such sub-advisory fees as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved the JNL Multi-Manager U.S. Select Equity Fund as a new Fund of the Trust and approved the appointment of the Sub-Adviser to manage a portion of assets of the JNL Multi-Manager U.S. Select Equity Fund, each effective November 15, 2022.

Whereas, the Parties have agreed to amend the Agreement to add the JNL Multi-Manager U.S. Select Equity Fund and its fees (for the portion of assets managed by Sub-Adviser), effective November 15, 2022.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated November 15, 2022, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated November 15, 2022, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective November 15, 2022.

Jackson National Asset Management, LLC		WCM Investment Management, LLC

By:	/s/ Emily J. Bennett	By:	/s/ David Joerger
Name:	Emily J. Bennett	Name:	David Joerger
Title:	AVP, Deputy General Counsel	Title:	Chief Compliance Officer

Schedule A

Dated November 15, 2022

Funds
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/WCM China Quality Growth Fund
JNL/WCM Focused International Equity Fund

A-1

Schedule B

Dated November 15, 2022

(Compensation)

JNL Multi-Manager Emerging Markets Equity Fund
Average Daily Net Assets*	Annual Rate
[FEES OMITTED]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager International Small Cap Fund
Average Daily Net Assets	Annual Rate
[FEES OMITTED]*

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager Small Cap Growth Fund
Average Daily Net Assets	Annual Rate
[FEES OMITTED]*

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager Small Cap Value Fund
Average Daily Net Assets	Annual Rate
[FEES OMITTED]*

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager U.S. Select Equity Fund
Average Daily Net Assets	Annual Rate
[FEES OMITTED]*

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL/WCM China Quality Growth Fund
Average Daily Net Assets	Annual Rate
All Assets	0.45%

B-1

JNL/WCM Focused International Equity Fund
Average Daily Net Assets	Annual Rate
$0 to $100 Million	0.45%
Over $100 Million to $500 Million	0.40%
Over $500 Million	0.35%

B-2